SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 30, 2005

MDI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-76427	84-1165714
(Commission file Number)	(I.R.S. Employer Identification No.)

940 West Port Plaza Drive, #100, St. Louis, Missouri	63146
(Address of Principal Executive Offices)	(Zip Code)

(314) 439-6400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))

ITEM	8.01. OTHER EVENTS.

A. Takeover and Merger

As previously reported, MDI Technologies, Inc. (“MDI” or the “Registrant”) was the target of a takeover bid (the “Offer”) commenced April 29, 2005 by LGI Acquisition, Inc., a Delaware corporation (“LGIA”), and its parent company, Logibec Groupe Informatique Ltd., a Canadian corporation (“Logibec”). Pursuant to the Offer, LGIA acquired sufficient shares of MDI’s common stock (the “Shares”) to make LGIA the owner of more than 90% of the outstanding Shares. Consistent with LGIA’s stated intentions announced publicly as part of the Offer, MDI has become a wholly owned subsidiary of Logibec through the merger (the “Merger”) of MDI with and into LGIA pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”).

Details of the Merger

The Merger was completed on June 30, 2005 by the filing with and acceptance by the Secretary of State of Delaware of a Certificate of Ownership and Merger (the “Merger Certificate”), a copy of which is attached as Exhibit 99.3 hereto.

Under the terms of the Merger, each share of common stock of MDI outstanding immediately prior to the effective time of the Merger (except for those shares owned by Logibec or its subsidiaries or by stockholders exercising appraisal rights) was converted into the right to receive US$2.60 per share in cash, without interest. As a result, stockholders of MDI who did not tender their Shares in the Offer are no longer stockholders of MDI and instead have only the right to receive such cash payment or to demand a judicially determined appraisal of the value of their shares. An appropriate notice with respect to the foregoing was mailed by LGIA to all affected stockholders on July 5, 2005.

The Merger was approved by action of the Board of Directors of LGIA. In accordance with section 253 of the DGCL, no LGIA stockholder approval was required. In addition, and also in accordance with section 253 of the DGCL, the Merger required no MDI board of directors or stockholder approval.

New Board of Directors

Subsequent to the completion of the Offer and prior to the Merger, LGIA, by action by consent of a majority of the stockholders of MDI, removed Todd Spence, DiAnne Kerrigan, Thomas Kerrigan and Michael Trokey as directors of MDI and replaced them with Claude Roy and Marc P. Brunet, who are also officers of LGIA and Logibec.

B. “Delisting” of MDI Shares

As a result of the completion of the Offer and the effecting of the Merger, MDI’s Shares are no longer eligible for quotation in the United States on the OTC Bulletin Board (“OTCBB”), where they have appeared under the symbol “MDTI”, or in Canada, where they have been listed and posted for trading on the TSX Venture Exchange (the “TSX-V”) under the trading symbol “MDD.U”. Accordingly, appropriate steps have been undertaken to delist the Shares on the TSX-V and to notify the NASDAQ Stock Market, which oversees the OTCBB, as to the Merger and the ineligibility of the Shares for quotation on the OTCBB.

C. Discontinuance of SEC Reporting

As a result of the Merger, the Registrant is no longer subject to the continuous reporting obligations under the Securities Exchange Act of 1934. Accordingly, this Form 8-K is the last such report to be filed by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDI TECHNOLOGIES, INC.
(Registrant)

Date: July 7, 2005	BY:	/s/ MARC P. BRUNET
Marc P. Brunet
Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.3	Merger Certificate